Exhibit (e)(3)

                   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT
                                   SCHEDULE A

PORTFOLIO                                               DATE ADDED TO AGREEMENT
---------                                               -----------------------

Fasciano Portfolio                                          November 3, 2003
Focus Portfolio                                             November 3, 2003
Guardian Portfolio                                          November 3, 2003
International Portfolio                                     November 3, 2003
Mid-Cap Growth Portfolio                                    November 3, 2003
Real Estate Portfolio                                       November 3, 2003
High Income Bond Portfolio                                   June 10, 2004
Regency Portfolio                                          December 15, 2004
International Large Cap Portfolio                           August 15, 2006

DATED: August 15, 2006